UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2019

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14962	04-3477276
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 CORPORATE DRIVE, SUITE 200
BURLINGTON,	MA	01803-4238
(Address of Principal Executive Offices)		(Zip Code)

(781) 270-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CIR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 3, 2019, CIRCOR International, Inc. (the “Company”) appointed Gregory C. Bowen, age 51, to serve as the Company’s Senior Vice President Finance and Corporate Controller and principal accounting officer. David F. Mullen, who was the Company’s principal accounting officer until Mr. Bowen's appointment on September 3, 2019, remains the Company’s Senior Vice President, Finance and will increase his focus on FP&A, investor relations and operations.

Mr. Bowen joined the Company on September 3, 2019 from Randstad Professionals, a professional services company, where he served as a consultant from June 2019. Prior to that, Mr. Bowen served as Vice President, Corporate Controller of Dentsply Sirona Inc., a dental equipment and consumables company, from April 2018 until January 2019, and as Assistant Corporate Controller of TE Connectivity, a global manufacturer and designer of connectivity and sensor products, from August 2012 until March 2018. Mr. Bowen also held finance leadership positions with Apex Tool Group LLC and Stanley Black and Decker. Mr. Bowen began his career at Ernst & Young LLP and is a Certified Public Accountant.

In connection with his employment, Mr. Bowen’s annual base compensation has been initially set at an annual base salary of $265,000, together with a target annual bonus opportunity of 35% of his base salary and a target equity incentive award of $75,000. He also will receive a cash sign-on bonus of $25,000 and a long-term incentive award in the form of a restricted stock unit award valued at $25,000 under the Company’s 2019 Stock Option and Incentive Plan which will be granted on November 5, 2019, and will be eligible to receive additional equity awards at such times as the Compensation Committee of the Company’s Board of Directors approves such grants under the Company’s equity incentive plans. Mr. Bowen will also be entitled to other benefits received by similarly situated employees.

Mr. Bowen will enter into the Company’s standard form of indemnification agreement for the Company’s directors and certain of its officers (the “Indemnification Agreement”). The Indemnification Agreement provides, to the fullest extent permitted by law, indemnification against all Expenses and Liabilities incurred in any Proceeding (other than a Proceeding initiated by the Company) arising by reason of Mr. Bowen’s capacity as an officer (each term, as defined in the Indemnification Agreement). In addition, the Indemnification Agreement provides that the Company will pay to Mr. Bowen all Indemnifiable Expenses (as defined in the Indemnification Agreement) incurred by him in connection with a Proceeding in advance of the final disposition of such Proceeding. The foregoing description of the Indemnification Agreement is qualified in its entirety by the full text of the form of Indemnification Agreement, which is incorporated herein by reference to Exhibit 10.12 to the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on March 12, 2003.

In addition, in connection with his appointment, the Company and Mr. Bowen will enter into a change of control agreement similar in form to the executive change of control agreements entered into by the Company's executive officers.

There are no arrangements or understandings between Mr. Bowen and any other person pursuant to which he was appointed to his position, and Mr. Bowen is not related to any executive officer or director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 05, 2019                 CIRCOR INTERNATIONAL, INC.

/s/ Chadi Chahine
By:     Chadi Chahine

Title:	Senior Vice President and Chief Financial Officer